Exhibit 99.1
agilon health Reports Third Quarter 2023 Results

Revenue increased 75% to $1.22 billion, Medicare Advantage membership increased 58% to 420,300, and total members live on the agilon platform grew to 508,000
Strong performance across core partner markets supported by membership growth and profitability gains in Medicare Advantage and ACO REACH
Sale of MDX Hawaii enables agilon to focus on its core partner markets
AUSTIN, T.X., November 2, 2023 – agilon health, inc. (NYSE: AGL), the trusted partner empowering physicians to transform health care in our communities, announced results for the third quarter ended September 30, 2023.
“Momentum across our business remains strong, driven by the power of agilon’s physician network and platform to improve patient outcomes across the Medicare Advantage and ACO REACH populations,” said Steve Sell, chief executive officer. “Our decision to sell MDX Hawaii and focus on our core partner markets, which leverage a common operating model, will better position agilon, our partner groups, and their patients for continued success in 2024 and beyond.”
Third Quarter 2023 Results:
•Total members live on the agilon platform increased to 508,000 as of September 30, 2023, including 420,300 Medicare Advantage members and 87,700 ACO REACH beneficiaries. Medicare Advantage membership increased 58%, with 9% growth across same geographies.
•Total revenue of $1.22 billion increased 75% during the third quarter 2023, compared to $695 million in the third quarter 2022. Gross profit of $30 million in the third quarter 2023, compared to $26 million in the third quarter 2022. Net loss of $31 million in the third quarter 2023, compared to a net loss of $31 million in third quarter 2022.
•Medical margin of $108 million increased 42% during the third quarter 2023, compared to $76 million in the third quarter 2022. Medical margin for the third quarter 2023 included a negative $8 million net impact from prior year claims and revenue, consisting of $9 million in prior year claims and $1 million in prior year revenue.
•Adjusted EBITDA loss of $6 million in the third quarter 2023, compared to an Adjusted EBITDA loss of $26 million in the third quarter 2022. Adjusted EBITDA included $18 million in geography entry costs in the third quarter 2023, compared to $21 million in the third quarter 2022. ACO REACH contributed $18 million to Adjusted EBITDA during the third quarter 2023, compared to a $3 million loss in the third quarter 2022.
•Due to the sale of MDX Hawaii, which closed on October 31, 2023, agilon is providing Adjusted (Non-GAAP) results for the company’s core partner markets, which exclude MDX Hawaii. Adjusted (Non-GAAP) results for agilon’s core partner markets for the third quarter 2023 included: Medicare Advantage membership of 384,100, total revenues of $1,137 million, gross profit of $37 million, medical margin of $111 million, net loss of $22 million, and Adjusted EBITDA of $6 million. See accompanying schedules with reconciliations to the most comparable GAAP measure.

Reported – Key Financial and Operating Metrics ($M):
(Third Quarter 2023 vs. 2022)

	Three Months Ended September 30,		Change
	2023[3]	2022[4]	% YoY
Medicare Advantage Members[1]	420,300	266,600	58%
ACO REACH Members[1,2]	87,700	89,400	(2%)
Total Members Live on Platform[1,2]	508,000	356,000	43%
Avg. Medicare Advantage Members	425,100	270,100	57%
Total revenues	$1,216	$695	75%
Gross Profit	$30	$26	18%
Medical Margin	$108	$76	42%
Net Loss	($31)	($31)	NM
Adjusted EBITDA	($6)	($26)	NM
Geography Entry Costs	$18	$21	(14%)
1.Membership metrics reflect end of period results.
2.agilon’s ACO REACH entities are not included within its consolidated financial results.
3.Third quarter 2023 results include the following attributed to MDX Hawaii: MA membership of 36,200, avg. MA members of 36,200, revenues of $79 million, gross profit of negative $6 million, medical margin of negative $3 million, net loss of $9 million, and Adjusted EBITDA of negative $11 million.
4.Third quarter 2022 results include the following attributed to MDX Hawaii: MA membership of 38,700, avg. MA members of 38,700, revenues of $81 million, gross profit of negative $4 million, and medical margin of $0 million.
Adjusted to Exclude MDX Hawaii (Non-GAAP) – Key Financial and Operating Metrics ($M)1:
(Third Quarter 2023 vs. 2022)

	Three Months Ended September 30,		Change
	2023	2022	% YoY
Medicare Advantage Members[2]	384,100	227,900	69%
ACO REACH Members[2,3]	87,700	89,400	(2%)
Total Members Live on Platform[2,3]	471,800	317,300	49%
Avg. Medicare Advantage Members	388,900	231,400	68%
Total revenues	$1,137	$614	85%
Gross Profit	$37	$30	23%
Medical Margin	$111	$76	46%
1.The Adjusted (non-GAAP) financial and operating metrics exclude MDX Hawaii in both periods presented as a result of the company’s disposition, which closed on October 31, 2023; these financial metrics are non-GAAP, see accompanying schedules with reconciliations to the most comparable GAAP measure.
2.Membership metrics reflect end of period results.
3.agilon’s ACO REACH entities are not included within its consolidated financial results.

Reported – Key Financial and Operating Metrics ($M):
(YTD 2023 vs. 2022)

	Nine Months Ended September 30,		Change
	2023[3]	2022[4]	% YoY
Medicare Advantage Members[1]	420,300	266,600	58%
ACO REACH Members[1,2]	87,700	89,400	(2%)
Total Members Live on Platform[1,2]	508,000	356,000	43%
Avg. Medicare Advantage Members	411,500	261,200	58%
Total revenues	$3,501	$2,018	73%
Gross Profit	$165	$102	61%
Medical Margin	$408	$244	67%
Net Loss	($32)	($50)	NM
Adjusted EBITDA	$28	($20)	NM
Geography Entry Costs	$49	$35	40%
1.Membership metrics reflect end of period results.
2.agilon’s ACO REACH entities are not included within its consolidated financial results.
3.Year to date 2023 results include the following attributed to MDX Hawaii: MA membership of 36,200, average MA members of 36,200, revenues of $241 million, gross profit of $0, medical margin of $8 million, net loss of $4 million, and Adjusted EBITDA of negative $14 million.
4.Year to date 2022 results include the following attributed to MDX Hawaii: MA membership of 38,700, average MA members of 38,800, revenues of $245 million, gross profit of $7 million, and medical margin of $16 million.
Adjusted to Exclude MDX Hawaii (Non-GAAP) – Key Financial and Operating Metrics ($M)1:
(YTD 2023 vs. 2022)

	Nine Months Ended September 30,		Change
	2023	2022	% YoY
Medicare Advantage Members[2]	384,100	227,900	69%
ACO REACH Members[2,3]	87,700	89,400	(2%)
Total Members Live on Platform[2,3]	471,800	317,300	49%
Avg. Medicare Advantage Members	375,300	222,400	69%
Total revenues	$3,260	$1,774	84%
Gross Profit	$165	$95	72%
Medical Margin	$401	$228	75%
1.The Adjusted (non-GAAP) financial and operating metrics exclude MDX Hawaii in both periods presented as a result of the company’s disposition, which closed on October 31, 2023; these financial metrics are non-GAAP, see accompanying schedules with reconciliations to the most comparable GAAP measure.
2.Membership metrics reflect end of period results.
3.agilon’s ACO REACH entities are not included within its consolidated financial results.

Sale of MDX Hawaii:
On October 27, 2023, agilon health entered into a definitive agreement to sell MDX Hawaii and its related operations. Acquired by agilon in 2016, MDX Hawaii is a provider network supporting approximately 600 physicians with fully-delegated risk contracts and management services organization capabilities, including claims processing and utilization management. MDX Hawaii’s physician network provides care to approximately 36,000 members covered by two Medicare Advantage health plans on the islands of Oahu, Maui, and Kauai.
Management believes the sale of MDX Hawaii will allow agilon to focus on the company’s core partner markets in the continental United States. In these markets, agilon leverages a common operating structure centered around long-term, joint venture partnerships with physician groups and health systems, and non-delegated, full-risk contracts across multiple health plans.
The sale of MDX Hawaii and its related operations closed on October 31, 2023. Financial terms are not being disclosed.
ACO REACH Performance in 2022:
On October 23, 2023, agilon health announced that its ACO REACH (ACOs) entities achieved $107 million in gross savings (9.7% gross savings rate), including $24 million savings to the Medicare Trust Fund, during the 2022 performance year. agilon’s ACOs achieved a quality score of 99.8%, with 7 of 8 ACOs achieving a 100% quality score during the 2022 performance year. agilon ACOs performed better than mean performance across all four quality measures including: All Condition Readmissions, Unplanned Admissions for Patients with Multiple Chronic Conditions, Timely Follow Up, and the CAHPS Survey.
Capital Position and Balance Sheet:
agilon health’s balance sheet as of September 30, 2023 included cash, cash equivalents and marketable securities of $574 million and total debt of $40 million.
Outlook for Fiscal Year 2023 ($M):

	Year Ended December 31, 2023
	Updated Guidance[1]		Previous Guidance
	Low	High	Low	High
Medicare Advantage (MA) Members[2]	384,000	386,000	412,000	415,000
ACO REACH Members[2,3]	85,000	90,000	85,000	90,000
Total Members Live on Platform[2]	469,000	476,000	497,000	505,000
Avg. Medicare Advantage (MA) Members	377,000	378,000	409,000	410,000
Total Revenues	$4,310	$4,320	$4,525	$4,540
Medical Margin	$455	$470	$500	$530
Adjusted EBITDA[4]	$6	$18	$0	$23
Geography Entry Costs[5]	$69	$67	$75	$68
1.Updated guidance for the fiscal year 2023 excludes MDX Hawaii.
2.Membership reflects management’s outlook for end of period.
3.agilon’s partnered ACO REACH entities are not consolidated within its financial results.
4.Adjusted EBITDA contribution from ACO REACH is now expected to be approximately $39 million for fiscal year 2023. Management’s previous outlook for Adjusted EBITDA contribution from ACO REACH was $30 million to $35 million for fiscal year 2023.

5.Geography Entry Costs represent the corresponding expense included in the low-end and high-end of management’s outlook for Adjusted EBITDA.
Outlook for Fourth Quarter 2023 ($M)1:

	Quarter Ended December 31, 2023
	Low	High
Medicare Advantage (MA) Members[2]	384,000	386,000
ACO REACH Members[2,3]	85,000	90,000
Total Members Live on Platform[2]	469,000	476,000
Avg. Medicare Advantage (MA) Members	383,000	385,000
Total Revenues	$1,050	$1,060
Medical Margin	$55	$70
Adjusted EBITDA[4]	($36)	($24)
Geography Entry Costs[5]	$20	$18
1.Guidance for the fourth quarter 2023 excludes MDX Hawaii.
2.Membership reflects management’s outlook for end of period.
3.agilon’s partnered ACO REACH entities are not consolidated within its financial results.
4.Adjusted EBITDA contribution from ACO REACH is expected to be approximately $6 million for the fourth quarter 2023.
5.Geography Entry Costs represent the corresponding expense included in the low-end and high-end of management’s outlook for Adjusted EBITDA.
We have not reconciled guidance for Medical Margin to Gross Profit or Adjusted EBITDA to net income (loss), the most comparable GAAP measures, and have not provided forward-looking guidance for net income (loss) in each case because of the uncertainty around certain items that may impact Gross Profit or net income (loss), including non-cash stock-based compensation.
Webcast and Conference Call:
agilon health will host a conference call to discuss third quarter 2023 results on Thursday, November 2, 2023 at 4:30 PM Eastern Time. The conference call can be accessed by dialing (833) 470-1428 for U.S. participants and +1 (929) 526-1599 for international participants and referencing participant code 269354. A simultaneous webcast can be accessed by visiting the “Events & Presentations” section of agilon’s Investor Relations website at https://investors.agilonhealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call.
About agilon health
agilon health is the trusted partner empowering physicians to transform health care in our communities. Through our partnerships and purpose-built platform, agilon is accelerating at scale how physician groups transition to a value-based Total Care Model for senior patients. agilon provides the technology, people, capital, process, and access to a peer network of 2,700+ PCPs that allow physician groups to maintain their independence and focus on the total health of their most vulnerable patients. Together, agilon and its physician partners are creating the healthcare system we need – one built on the value of care, not the volume of fees. The result: healthier communities and empowered doctors. agilon is the trusted partner in 30+ diverse communities and is here to help more of our nation's leading physician groups and health systems have a sustained, thriving future. For more information visit www.agilonhealth.com and connect with us on Twitter, Instagram, LinkedIn and YouTube.

Forward-Looking Statements
Statements in this release that are not historical factual statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable terms. Examples of forward-looking statements include, among other things: statements regarding timing, outcomes and other details relating to current, pending or contemplated new markets, growth opportunities, ability to deliver sustainable long-term value, business environment, long-term opportunities and strategic growth plans, expected revenue, net income and gross profit, total and average membership, Adjusted EBITDA, Medical Margin, geography entry costs and other financial projections and assumptions and the realization of expected benefits of the sale of our Hawaii operations. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be outside our control. These risks and uncertainties that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, but are not limited to, those factors discussed in our filings with the Securities and Exchange Commission (the “SEC”), including the factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which can be found at the SEC’s website at www.sec.gov. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

agilon health, inc.
Consolidated Balance Sheets
In thousands, except per share data

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$168,339	$497,070
Restricted cash and equivalents	10,204	10,610
Marketable securities	395,878	411,901
Receivables, net	1,345,711	497,574
Prepaid expenses and other current assets	36,512	34,119
Total current assets	1,956,644	1,451,274
Property and equipment, net	26,203	20,050
Intangible assets, net	92,657	67,680
Goodwill	62,387	41,540
Other assets, net	140,184	116,924
Total assets	$2,278,075	$1,697,468
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Medical claims and related payables	$1,005,762	$346,727
Accounts payable and accrued expenses	290,563	183,364
Current portion of long-term debt	5,000	5,000
Total current liabilities	1,301,325	535,091
Long-term debt, net of current portion	34,780	38,482
Other liabilities	70,370	83,286
Total liabilities	1,406,475	656,859

Commitments and contingencies

Stockholders' equity (deficit):
Common stock, $0.01 par value: 2,000,000 shares authorized; 405,980 and 412,385 shares issued and outstanding, respectively	4,060	4,124
Additional paid-in capital	1,970,930	2,106,886
Accumulated deficit	(1,096,393)	(1,064,230)
Accumulated other comprehensive income (loss)	(6,230)	(5,560)
Total agilon health, inc. stockholders' equity (deficit)	872,367	1,041,220
Noncontrolling interests	(767)	(611)
Total stockholders’ equity (deficit)	871,600	1,040,609
Total liabilities and stockholders’ equity (deficit)	$2,278,075	$1,697,468

agilon health, inc.
Consolidated Statements of Operations
In thousands, except per share data
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues:
Medical services revenue	$1,212,132	$693,934	$3,494,006	$2,015,541
Other operating revenue	3,528	924	6,853	2,896
Total revenues	1,215,660	694,858	3,500,859	2,018,437
Expenses:
Medical services expense	1,104,396	618,287	3,085,957	1,771,635
Other medical expenses	80,787	50,659	249,936	144,512
General and administrative (including noncash stock-based compensation expense of $20,736, $7,907, $53,980 and $18,430, respectively)	74,138	51,980	222,483	143,738
Depreciation and amortization	5,310	3,450	15,014	9,865
Total expenses	1,264,631	724,376	3,573,390	2,069,750
Income (loss) from operations	(48,971)	(29,518)	(72,531)	(51,313)
Other income (expense):
Income (loss) from equity method investments	14,659	(4,314)	24,507	3,473
Other income (expense), net	5,690	4,888	21,001	6,367
Gain (loss) on lease terminations	—	—	—	(5,458)
Interest expense	(1,651)	(1,000)	(4,772)	(2,816)
Income (loss) before income taxes	(30,273)	(29,944)	(31,795)	(49,747)
Income tax benefit (expense)	(1,210)	(559)	(524)	(1,068)
Income (loss) from continuing operations	(31,483)	(30,503)	(32,319)	(50,815)
Discontinued operations:
Income (loss) before income taxes	—	(224)	—	526
Income tax benefit (expense)	—	(12)	—	(26)
Total discontinued operations	—	(236)	—	500
Net income (loss)	(31,483)	(30,739)	(32,319)	(50,315)
Noncontrolling interests’ share in (earnings) loss	47	71	156	228
Net income (loss) attributable to common shares	$(31,436)	$(30,668)	$(32,163)	$(50,087)

Net income (loss) per common share, basic and diluted
Continuing operations	$(0.08)	$(0.07)	$(0.08)	$(0.12)
Discontinued operations	$—	$—	$—	$—
Weighted average shares outstanding
Basic	405,787	411,065	412,077	406,823
Diluted	405,787	411,065	412,077	406,823

agilon health, inc.
Consolidated Statements of Cash Flows
In thousands
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$(32,319)	$(50,315)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	15,014	9,865
Stock-based compensation expense	53,980	18,430
Loss (income) from equity method investments	(24,507)	(3,473)
Other noncash items	(1,511)	4,261
Changes in operating assets and liabilities	(105,690)	(59,617)
Net cash provided by (used in) operating activities	(95,033)	(80,849)
Cash flows from investing activities:
Purchase of property and equipment, net	(11,898)	(11,937)
Purchase of intangible assets	(3,535)	(12,415)
Investment in loans receivable and other	(8,778)	(4,510)
Investments in marketable securities	(107,020)	(423,183)
Proceeds from maturities and sales of marketable securities and other	133,894	15,127
Net cash paid in business combination	(44,479)	—
Proceeds from sale of business and property, net of cash divested	—	500
Net cash provided by (used in) investing activities	(41,816)	(436,418)
Cash flows from financing activities:
Proceeds from equity issuances, net	11,462	30,676
Common stock repurchase	(200,000)	—
Repayments of long-term debt	(3,750)	(3,750)
Net cash provided by (used in) financing activities	(192,288)	26,926
Net increase (decrease) in cash, cash equivalents and restricted cash and equivalents	(329,137)	(490,341)
Cash, cash equivalents and restricted cash and equivalents, beginning of period	507,680	1,054,820
Cash, cash equivalents and restricted cash and equivalents, end of period	$178,543	$564,479

agilon health, inc.
Key Operating Metrics
In thousands
(unaudited)
GROSS PROFIT

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total revenues	$1,215,660	$694,858	$3,500,859	$2,018,437
Medical services expense	(1,104,396)	(618,287)	(3,085,957)	(1,771,635)
Other medical expenses(1)	(80,787)	(50,659)	(249,936)	(144,512)
Gross profit	$30,477	$25,912	$164,966	$102,290
______________________________________________________________
(1)Represents physician compensation expense related to surplus sharing and other care management expenses that help to create medical cost efficiency. Includes costs in geographies that are in implementation and are not yet generating revenue and investments to grow existing markets. For the three months ended September 30, 2023 and 2022, costs incurred in implementing geographies were $10.3 million and $7.2 million, respectively. For the nine months ended September 30, 2023 and 2022, costs incurred in implementing geographies were $20.3 million and $10.9 million, respectively.

GENERAL AND ADMINISTRATIVE COSTS, INCLUDING PLATFORM SUPPORT COSTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Platform support costs	$46,629	$34,764	$141,176	$104,868
Geography entry costs(1)	8,064	14,034	28,620	24,456
Severance and related costs	—	512	188	2,470
Stock-based compensation expense	20,736	7,907	53,980	18,430
Other(2)	(1,291)	(5,237)	(1,481)	(6,486)
General and administrative	$74,138	$51,980	$222,483	$143,738
______________________________________________________________
(1)Represents direct geography entry costs, including investments to develop and expand our platform and costs in geographies that are in implementation and are not yet generating revenue and investments to grow existing markets.
(2)Includes interest income, non-cash accruals for unasserted claims and contingent liabilities, and transaction-related costs.
Our platform support costs, which include regionally-based support personnel and other operating costs to support our geographies, are expected to decrease over time as a percentage of revenue as our physician partners add members and our revenue grows. Our operating expenses at the enterprise level include resources and technology to support payor contracting, clinical program development, quality, data management, finance and legal functions.

agilon health, inc.
Non-GAAP Financial Measures
In thousands
(unaudited)
MEDICAL MARGIN

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Gross profit(1)	$30,477	$25,912	$164,966	$102,290
Other operating revenue	(3,528)	(924)	(6,853)	(2,896)
Other medical expenses	80,787	50,659	249,936	144,512
Medical margin	$107,736	$75,647	$408,049	$243,906
______________________________________________________________
(1)Gross profit is defined as total revenues less medical services expense and other medical expenses.
ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)(1)	$(31,483)	$(30,739)	$(32,319)	$(50,315)
(Income) loss from discontinued operations, net of income taxes	—	236	—	(500)
Interest expense	1,651	1,000	4,772	2,816
Income tax expense (benefit)	1,210	559	524	1,068
Depreciation and amortization	5,310	3,450	15,014	9,865
(Gain) loss on lease terminations	—	—	—	5,458
Severance and related costs(2)	—	512	188	2,470
Stock-based compensation expense	20,736	7,907	53,980	18,430
EBITDA adjustments related to equity method investments	3,702	1,325	8,426	2,988
Other(3)	(6,903)	(10,089)	(22,243)	(12,753)
Adjusted EBITDA(3)	$(5,777)	$(25,839)	$28,342	$(20,473)
______________________________________________________________
(1)Includes direct geography entry costs, including investments to develop and expand our platform and costs in geographies that are in implementation and are not yet generating revenue and investments to grow existing markets. For the three months ended September 30, 2023 and 2022, (i) $10.3 million and $7.2 million, respectively, are included in other medical expenses and (ii) $8.0 million and $14.1 million, respectively, are included in general and administrative expenses. For the nine months ended September 30, 2023 and 2022, (i) $20.3 million and $10.9 million, respectively, are included in other medical expenses and (ii) $28.6 million and $24.5 million, respectively, are included in general and administrative expenses.
(2)For the three and nine months ended September 30, 2022, includes taxes and related costs on stock option exercises for departed executives of $0.6 million and $2.0 million.
(3)Includes interest income, non-cash accruals for unasserted claims and contingent liabilities, and transaction-related costs.

agilon health, inc.
Non-GAAP Financial Measures
In thousands
(unaudited)

Key Financial and Operating Metrics, Excluding MDX Hawaii (Non-GAAP)

On October 31, 2023, we completed the disposition of our MDX Hawaii operations. For comparative purposes, total revenues, gross profit, medical margin, net income, and Adjusted EBITDA are presented to exclude the pre-disposition results of operations from our MDX Hawaii operations. The results of the MDX Hawaii operations presented have been calculated on the same basis as our consolidated results.

Total Revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total revenues	$1,215,660	$694,858	$3,500,859	$2,018,437
Less: MDX Hawaii total revenues	78,797	80,606	240,569	244,900
Total revenues, excluding MDX Hawaii (non-GAAP)	$1,136,863	$614,252	$3,260,290	$1,773,537

Gross Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Gross profit	$30,477	$25,912	$164,966	$102,290
Less: MDX Hawaii gross profit(1)	(6,362)	(4,015)	428	6,821
Gross profit, excluding MDX Hawaii (non-GAAP)	$36,839	$29,927	$164,538	$95,469
______________________________________________________________
(1)For the three months ended September 30, 2023 and 2022, includes other medical expenses of $3.6 million and $4.2 million, respectively. For the nine months ended September 30, 2023 and 2022, includes other medical expenses of $7.5 million and $9.2 million, respectively.

agilon health, inc.
Non-GAAP Financial Measures
In thousands
(unaudited)

Key Financial and Operating Metrics, Excluding MDX Hawaii (Non-GAAP)

Medical Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Medical margin	$107,736	$75,647	$408,049	$243,906
Less: MDX Hawaii medical margin	(2,850)	20	7,505	15,627
Medical margin, excluding MDX Hawaii (non-GAAP)	$110,586	$75,627	$400,544	$228,279

Net income (loss)

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Net income (loss)	$(31,483)	$(32,319)
Less: MDX Hawaii net income (loss)	(9,444)	(4,205)
Net income (loss), excluding MDX Hawaii (non-GAAP)	$(22,039)	$(28,114)

Adjusted EBITDA

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Adjusted EBITDA	$(5,777)	$28,342
Less: MDX Hawaii adjusted EBITDA(1)	(11,330)	(13,718)
Adjusted EBITDA, excluding MDX Hawaii (non-GAAP)	$5,553	$42,060
______________________________________________________________
(1)For the three months ended September 30, 2023, MDX Hawaii operations include ($3.3) million of interest income and non-cash accruals for unasserted claims, $1.2 million of depreciation and amortization, and $0.1 million of stock-based compensation. For the nine months ended September 30, 2023, MDX Hawaii operations include ($13.6) million of interest income and non-cash accruals for unasserted claims, $3.7 million of depreciation and amortization, and $0.4 million of stock-based compensation.

agilon health, inc.
Supplemental Financial Information
In thousands
(unaudited)

	Three Months Ended September 30, 2023		Nine Months Ended September 30, 2023
	Medicare Advantage (Consolidated)	ACO REACH (Unconsolidated)	Medicare Advantage (Consolidated)	ACO REACH (Unconsolidated)
Medical services revenue	$1,212,132	$296,937	$3,494,006	$858,286
Other operating revenue	3,528	—	6,853	—
Total revenues	1,215,660	296,937	3,500,859	858,286
Medical services expense	(1,104,396)	(242,431)	(3,085,957)	(741,752)
Other medical expenses	(80,787)	(31,970)	(249,936)	(71,138)
Gross profit	30,477	22,536	164,966	45,396
Other operating revenue	(3,528)	—	(6,853)	—
Other medical expenses	80,787	31,970	249,936	71,138
Medical margin	$107,736	$54,506	$408,049	$116,534

Certain of our operations are not consolidated for the period presented because we do not have the ability to control certain activities due to another party’s control of the entities’ board of directors. Although revenues of the unconsolidated operations are not recorded as revenues by us, income (loss) from equity method investments is nonetheless a significant portion of our overall earnings. See Note 14 to the Condensed Consolidated Financial Statements in the Quarterly Report on Form 10-Q for the period ending September 30, 2023 for additional discussion on our equity method investments.

In addition to providing results that are determined in accordance with GAAP, we present medical margin and Adjusted EBITDA, which are non-GAAP financial measures. Additionally, we present the Adjusted (non-GAAP) key financial and operating metrics to exclude the impact of the disposition of our MDX Hawaii operations, which closed on October 31, 2023.
We define medical margin as medical services revenue after medical services expense is deducted. Medical services expense represents costs incurred for medical services provided to our members. As our platform matures over time, we expect medical margin to increase in absolute dollars. However, medical margin per member per month (PMPM) may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM. We believe this metric provides insight into the economics of our capitation arrangements as it includes all medical services expense directly associated with our members’ care.
We define Adjusted EBITDA as net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations, net of income taxes, (ii) interest expense, (iii) income tax expense (benefit), (iv) depreciation and amortization, (v) stock-based compensation expense, (vi) severance and related costs, and (vii) certain other items that are not considered by us in the evaluation of ongoing operating performance. We reflect our share of Adjusted EBITDA for equity method investments by applying our actual ownership percentage for the period to the applicable reconciling items on an entity-by-entity basis.
Gross profit is the most directly comparable GAAP measure to medical margin. Net income (loss) is the most directly comparable GAAP measure to Adjusted EBITDA.
We believe medical margin and Adjusted EBITDA, including Adjusted (non-GAAP) key financial and operating metrics, help identify underlying trends in our business and facilitate evaluation of period-to-period operating performance of our operations by eliminating items that are variable in nature and not considered by us in the evaluation of ongoing operating performance, allowing comparison of our recurring core business operating results over multiple periods. We also believe medical margin and Adjusted EBITDA provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We believe medical margin and Adjusted EBITDA or similarly titled non-GAAP measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance. Other companies may calculate medical margin and Adjusted EBITDA or similarly titled non-GAAP measures differently from the way we calculate these metrics. As a result, our presentation of medical margin and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, limiting their usefulness as comparative measures.

Contacts
Investor Contact
Matthew Gillmor
VP, Investor Relations
investors@agilonhealth.com
Media Contact
Claire Mulhearn
Chief Communications & Public Affairs Officer
media@agilonhealth.com
Source: agilon health